Exhibit 5.2

Florida East Coast Railway Company

May 10, 2011

Florida East Coast Holdings Corp.

7411 Fullerton Street, Suite 300

Jacksonville, Florida 32256

Re:	Florida East Coast Holdings Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

I am Vice President, General Counsel & Secretary of Florida East Coast Holdings Corp., a Florida corporation (the “Issuer”), and have acted as counsel to the Issuer in connection with the public offering of $130,000,000 aggregate principal amount of the Issuer’s 10 1/2% / 11 1/4 % Senior PIK Toggle Notes due 2017 (the “Exchange Notes”). The Exchange Notes will be issued under the Indenture, dated as of February 11, 2011 (the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee. The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the 10 1/2% / 11 1/4 % Senior PIK Toggle Notes due 2017 of the Issuer (the “Original Notes”) issued and outstanding under the Indenture, as contemplated by the Registration Rights Agreement, dated as of February 11, 2011 (the “Registration Rights Agreement”), between the Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser of the Original Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(i)	the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees to be filed by the Issuer with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)	an executed copy of the Registration Rights Agreement;

7411 Fullerton Street, Suite 300, Jacksonville, FL 32256

Telephone – 904-538-6100    -    Facsimile – 904-538-6453

(iii)	an executed copy of the Indenture;

(iv)	the Articles of Incorporation, as amended, of the Issuer;

(v)	the Bylaws of the Issuer;

(vi)	a copy of the action by written consent of the Board of Directors of the Issuer, adopted February 7, 2011, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

(vii)	the form of the Exchange Notes, included as an exhibit to the Indenture.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Issuer and others and of public officials.

I am admitted to the bar in the State of Florida and I express no opinion as to any laws other than the laws of the State of Florida and federal laws of the United States of America. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Issuer has the necessary corporate power and authority to execute and deliver the Exchange Notes, and the Exchange Notes have been duly authorized by the Issuer.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the prospectus forming a

7411 Fullerton Street, Suite 300, Jacksonville, FL 32256

Telephone – 904-538-6100    -    Facsimile – 904-538-6453

part of the Registration Statement. In giving this consent, I do not hereby admit that I am an expert within the meaning of Section 11 of the Act or that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kenneth G. Charron
Kenneth G. Charron
Vice President, General Counsel & Secretary

7411 Fullerton Street, Suite 300, Jacksonville, FL 32256

Telephone – 904-538-6100    -    Facsimile – 904-538-6453